EXHIBIT 10.2
AMENDMENT NO. 3 TO
CINTAS CORPORATION
2016 EQUITY AND INCENTIVE COMPENSATION PLAN

Cintas Corporation (the “Company”) hereby adopts this Amendment No. 3 (this “Amendment”) to the Cintas Corporation 2016 Equity and Incentive Compensation Plan (the “Plan”), effective as of August 1, 2022 (the “Amendment Effective Date”). This Amendment will be effective as described herein.

WHEREAS, it is the desire of the Company to amend the Plan, effective as of the Amendment Effective Date, to modify the vesting provision for Appreciation Rights, Performance Shares and Performance Units (collectively the “Awards”) and provide that the Awards will be subject to a vesting schedule of a minimum of three years; and

WHEREAS, the Board of Directors of the Company (the “Board”) may amend the Plan for this purpose pursuant to Section 19 of the Plan without obtaining the approval of the Company’s shareholders or Plan participants.

NOW, THEREFORE, effective as of the Amendment Effective Date, the Board hereby amends the Plan as follows:

I.

Section 5(b)(iv) of the Plan is hereby amended and restated in its entirety to read as follows:

(iv) Each grant may specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary before the Appreciation Rights or installments thereof will become exercisable; provided, however, that unless otherwise specified by the Committee and subject to the terms of the Plan, (i) an award of service-based Appreciation Rights granted to a Participant who is not a non-employee Director will vest in full no sooner than the third anniversary of the Date of Grant, if the Participant shall have remained in the continuous service of the Company or any Subsidiary as of such date, and (ii) an award of service-based Appreciation Rights granted to a Participant who is a non-employee Director will vest in full on the first anniversary of the Date of Grant, if the Participant shall have remained in continuous service on the Board as of such date. A grant of Appreciation Rights may provide for the earlier vesting of such Appreciation Rights, including in the event of the retirement, death or disability of a Participant.

II.

Section 8(b) of the Plan is hereby amended and restated in its entirety to read as follows:

(b) The Performance Period with respect to each Cash Incentive Award, Performance Share or Performance Unit will be such period of time as will be determined by the Committee at the time of grant, which may be subject to earlier lapse or other modification; including in the event of the retirement, death or disability of a Participant; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award except as otherwise provided in an Evidence of Award or in this Plan to the extent so providing would not result in the loss of an otherwise available exemption of the award under Section 162(m) of the Code; and provided, further, that unless otherwise specified by the Committee and subject to the terms of the Plan, (i) an award of service-based Cash Incentive Awards, Performance Shares or Performance Units granted to a Participant who is not a non-employee Director will vest in full no sooner than the third anniversary of the Date of Grant, if the Participant shall have remained in the continuous service of the Company or any Subsidiary as of such date, and (ii) an award of service-based Cash Incentive Awards, Performance Shares or Performance Units granted to a Participant who is a non-employee Director will vest in full on the first anniversary of the Date of Grant, if the Participant shall have remained in continuous service on the Board as of such date. In such event, the Evidence of Award will specify the time and terms of delivery. A grant of Cash Incentive Awards,

Performance Shares or Performance Units may provide for the earlier vesting of such Cash Incentive Awards, Performance Shares or Performance Units, including in the event of the retirement, death or disability of a Participant.

III.

Except as amended by this Amendment, the Plan shall remain in full force and effect. Capitalized terms used but not defined in this Amendment have the respective meanings ascribed thereto in the Plan.

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IN WITNESS WHEREOF, the undersigned have hereunto set their hands effective as of the date and year first above written.

/s/ Ronald W. Tysoe
Ronald W. Tysoe
/s/ Todd M. Schneider
Todd M. Schneider
/s/ Joseph Scaminace
Joseph Scaminace
/s/ Scott D. Farmer
Scott D. Farmer
/s/ Robert E. Coletti
Robert E. Coletti
/s/ Karen L. Carnahan
Karen L. Carnahan
/s/ Melanie W. Barstad
Melanie W. Barstad
/s/ John F. Barrett
John F. Barrett
/s/ Gerald S. Adolph
Gerald S. Adolph